As filed with the Securities and Exchange Commission on February 28, 2001

                                File No. 811-8454


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                              Amendment No. 10 |X|


                           GLOBAL INVESTMENT PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                    (Address of Principal Executive Offices)


       Registrant's Telephone Number, including Area Code: (713) 626-1919

                             Carol F. Relihan, Esq.
                              A I M Advisors, Inc.
                               11 Greenway Plaza,
                                    Suite 100
                              Houston, Texas 77046

                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTE


        This Amendment to the Registration Statement of Global Investment Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                           GLOBAL INVESTMENT PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

This  registration   statement  of  Global  Investment  Portfolio  contains  the following documents:

        Facing Sheet

        Contents of Registration Statement

        Part A

        Part B

        Part C

        Signature Page

        Exhibits

PART A

        Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

        Responses to certain Items required to be included in Part A of this Registration Statement of Global Investment Portfolio (the "Master Portfolio") are incorporated herein by reference from Post-Effective Amendment No. 59 to the Registration Statement of AIM Investment Funds (1940 Act File No. 811-5426), as filed with the Securities and Exchange Commission ("SEC") on February 28, 2001 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the prospectuses of AIM Global Consumer Products and Services Fund and AIM Global Resources Fund ("Feeder's Part A").

ITEM 4.  INVESTMENT  OBJECTIVES,  PRINCIPAL  INVESTMENT  STRATEGIES  AND RELATED
         RISKS.
--------------------------------------------------------------------------------

        Information on the Portfolios' investment objectives, principal investment strategies and the principal risk factors associated with investments in the Portfolios is incorporated herein by reference from the sections entitled "Investment Objectives and Strategies" and "Principal Risks of Investing in the Fund" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolios' investment program are described in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
--------------------------------------------------------

        Each Portfolio is managed and administered by A I M Advisors, Inc. ("AIM"). AIM and its worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM is an indirect wholly owned subsidiaries of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are an independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

        A more complete description of how the business of the Portfolios is managed is incorporated herein by reference from the section entitled "Fund Management" in the Feeder's Part A.

        Beneficial interests in the Master Portfolio are divided currently into two separate subtrusts or "series" - Global Resources Portfolio ("Resources Portfolio") and Global Consumer Products and Services Portfolio ("Consumer Products Portfolio") (each, a "Portfolio," and collectively, the "Portfolios") - each having a distinct investment objective and distinct investment policies and limitations. The Resources Portfolio commenced operations on May 31, 1994. The Consumer Products Portfolio commenced operations on December 30, 1994. Additional subtrusts to the Master Portfolio may be organized at a later date. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

        Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Investor inquiries may be directed to the Advisor at the following address: 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

ITEM 7.  SHAREHOLDER INFORMATION.
---------------------------------

        An investment in a Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank). Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

        Information on the time and method of valuation of the Portfolios' assets is incorporated by reference from the section entitled "Shareholder Information - Pricing of Shares" in the Feeder's Part A.

        Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

        An investor in a Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a reduction will be paid by a Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

        The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC,
(2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

        Each Portfolio annually declares as a dividend all of its net investment income, if any, which includes dividends, accrued interest and earned discount (including both original issue and market discounts) less applicable expenses. Each Portfolio also annually distributes substantially all of its realized net short-term capital gain (the excess of short-term capital gains over short-term capital losses), net capital gain (the excess of net long-term capital gain over net short-term capital loss) and net gains from foreign currency transactions, if any. Each Portfolio may make an additional dividend or other distribution if necessary to avoid a 4% excise tax on certain undistributed income and gain.

        Under the current method of the Portfolios' operation, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Master Portfolio and the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets and income will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements to be a regulated investment company under Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.
-----------------------------------

        Not applicable.

                                                                      APPENDIX A

                              RATINGS OF SECURITIES

A description of corporate bond and commercial paper ratings is incorporated herein by reference from "Appendix" in the Feeder's Part B.


                           GLOBAL INVESTMENT PORTFOLIO

                                     PART B

        Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

        Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of the AIM Theme Funds ("Feeder's Part B").

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
-------------------------------------------

    Cover Page:  Not applicable.
                                                                            Page

    History of Global Investment Portfolio...................................B-1
    Description of the Master Portfolio and its Investments and Risks........B-1
    Management of the Master Portfolio.......................................B-2
    Control Persons and Principal Holders of Interests.......................B-2
    Investment Advisory and Other Services...................................B-3
    Brokerage Allocation and Other Practices.................................B-4
    Capital Stock and Other Securities.......................................B-4
    Purchase, Redemption and Pricing of Securities...........................B-6
    Taxation of the Portfolio................................................B-7
    Underwriters.............................................................B-7
    Calculation of Performance Data..........................................B-7
    Financial Statements.....................................................B-7

ITEM 11.  HISTORY OF GLOBAL INVESTMENT PORTFOLIO.
-------------------------------------------------

        Global Investment Portfolio (the "Master Portfolio") was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, the Master Portfolio acquired the assets and assumed the liabilities of Global Investment Portfolio, a New York common law trust.

ITEM 12.  DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.
----------------------------------------------------------------------------

        The Master Portfolio is a diversified, open-end management investment company.

        Part A contains basic information about the investment objectives, principal investment strategies and principal risks of Resources Portfolio and Consumer Products Portfolio, each a subtrust or "series" of the Master Portfolio. This Part B supplements the discussion in Part A of the investment objectives, principal investment strategies and principal risks of the Portfolios.

        Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated by reference from the sections entitled "Investment Strategies and Risks," "Options, Futures and Currency Strategies," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 13.  MANAGEMENT OF THE MASTER PORTFOLIO.
---------------------------------------------

        Information about the Trustees and officers of the Master Portfolio, and their roles in management of the Portfolios and other AIM Funds, is incorporated herein by reference from the section entitled "Trustees and Executive Officers" in the Feeder's Part B.

        The Master Portfolio pays each Trustee who is not a director, officer or employee of A I M Advisors, Inc. ("AIM") or any affiliated company an annual fee of $500 a year, plus $600 for each meeting of the Board attended, and is reimbursed travel and other expenses incurred in connection with attending Board meetings. Other Trustees and officers receive no compensation or expense reimbursement from the Master Portfolio. For the fiscal year ended October 31, 2000 Resources Portfolio paid Mr. Anderson, Mr. Bayley, and Miss Quigley Trustees' fees and expense reimbursements of $3,191, $3,257, and $3,257, respectively. For the fiscal year ended October 31, 2000, Consumer Products Portfolio paid Mr. Anderson, Mr. Bayley, and Miss Quigley Trustees' fees and expense reimbursements of $4,396, $4,487, and $4,487, respectively. For the fiscal year ended October 31, 2000, Mr. Anderson, Mr. Bayley, and Miss Quigley, who are not directors, officers or employees of AIM or any affiliated company, each received total compensation of $105,000, $107,000, and $107,000, respectively, from the investment companies which are managed or administered by AIM for which he or she serves as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF BENEFICIAL INTERESTS.
------------------------------------------------------------------------

        As of the date of this filing, Resources Fund and Consumer Products Fund (each a "Fund," collectively, "Funds") owned 99.9% and 99.9% of the value of the outstanding beneficial interests in Resources Portfolio and Consumer Products Portfolio, respectively. Because currently each Fund controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

        Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.

        The address of the Master Portfolio is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

        As of February 27, 2001, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.
-------------------------------------------------

        Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Management" and "Miscellaneous Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Item 15 of Form N-1A may be found; each section is incorporated herein by reference.

================================================================================
Item 15(a)             Management; Miscellaneous Information
--------------------------------------------------------------------------------
Item 15(b)             Not applicable
--------------------------------------------------------------------------------
Item 15(c)             Not applicable
--------------------------------------------------------------------------------
Item 15(d)             Management
--------------------------------------------------------------------------------
Item 15(e)             Not applicable
--------------------------------------------------------------------------------
Item 15(f)             Not applicable
--------------------------------------------------------------------------------
Item 15(g)             Not applicable
--------------------------------------------------------------------------------
Item 15(h)             Miscellaneous Information
================================================================================

        For the period November 1, 1997 to May 29, 1998, the Resources Portfolio paid investment management and administration fees to INVESCO (NY), Inc. in the amount of $478,132. For the period May 30, 1998 to October 31, 1998, the Resources Portfolio paid aggregate investment management and administration fees to AIM and/or INVESCO (NY), Inc. in the amount of $200,643. For the fiscal year ended October 31, 1999, the Resources Portfolio paid aggregate investment management and administration fees to AIM and/or INVESCO (NY), Inc. in the amount of $191,117. For the fiscal year ended October 31, 2000, the Resources Portfolio paid aggregate investment management and administration fees to AIM in the amount of $31,614.

        For the period November 1, 1997 to May 29, 1998, the Consumer Products Portfolio paid investment management and administration fees of $762,612 to INVESCO (NY), Inc. For the period May 30, 1998 to October 31, 1998, the Consumer Products Portfolio paid aggregate investment management and administration fees of $566,451 to AIM and/or INVESCO (NY), Inc. For the fiscal year ended October

31, 1999, the Consumer Products Portfolio paid aggregate investment management and administration fees of $1,323,258 to AIM and INVESCO (NY), Inc. For the fiscal year ended October 31, 2000, the Consumer Products Portfolio paid aggregate investment management and administration fees of $1,507,384 to AIM.

        For the fiscal year ended October 31, 1998, INVESCO (NY), Inc. reimbursed Resources Portfolio for its investment management and administration fees in the amount of $244,561. For the fiscal year ended October 31, 1999, AIM and/or INVESCO (NY), Inc. reimbursed the Resources Portfolio for its respective investment management and administration fees in the amount of $111,410. For the fiscal year ended October 31, 2000, AIM reimbursed the Resources Portfolio for its respective investment management and administration fees in the amount of $188,853.

        For the  fiscal  years  ended  October  31,  1998,  INVESCO  (NY),  Inc.
reimbursed the Consumer Products Portfolio for investment management and administration fees in the amount of $0. For the fiscal year ended October 31, 1999, AIM and/or INVESCO (NY), Inc. reimbursed the Consumer Products Portfolio for investment management and administration fees in the amount of $16,422. For the fiscal year ended October 31, 2000, AIM reimbursed the Consumer Products Portfolio for expenses in the amount of $7,469. All expense reimbursements, if any, are made at the Fund level.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
---------------------------------------------------

        A  description  of  the  Portfolios'   brokerage  allocation  and  other
practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
---------------------------------------------

        Under the Master Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Master Portfolio. The Master Portfolio currently has two series (i.e., the Portfolios). The Master Portfolio reserves the right to create and issue additional series. An investor in a Portfolio is entitled to participate PRO RATA in distributions of the Portfolio's income and gains and to be allocated a PRO RATA share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share PRO RATA in that Portfolio's net assets available for distribution to its investors. Investments in each Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investments in a Portfolio have no preference, preemptive, conversion or similar rights.

        Under Delaware law, the AIM Global Resources Fund ("Resources Fund"), AIM Global Consumer Products and Services Fund ("Consumer Produces Fund"), and other entities investing in the Portfolios enjoy the same limitations of liability extended to shareholders of private, for-profit corporations. There is a remote possibility, however, that under certain circumstances an investor in a Portfolio may be held liable for the Portfolio's obligations. However, the Master Portfolios' Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Portfolios and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Portfolio or a trustee. The Agreement and Declaration of Trust also provides for indemnification from the Portfolio property for all losses and expenses of any shareholder held personally liable for the Portfolios' obligations. Thus, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolios themselves would be unable to meet their obligations and where the other party was held not to be bound by the disclaimer. The Agreement and Declaration of Trust also provides that each Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

        Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Master Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. The Master Portfolio is not required to hold annual meetings of investors but the Master Portfolio will hold special meetings of investors when in the judgment of the Master Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No amendment may be made to the Master Portfolio's Agreement and Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

        As of the date of this Registration Statement, AIM Investment Funds owns a majority interest in the Master Portfolio and each Portfolio. However, AIM Investment Funds has undertaken that, with respect to most matters on which the Master Portfolio seeks a vote of its interestholders, AIM Investment Funds will seek a vote of its shareholders and will vote its interest in the Master Portfolio in accordance with their instructions.

        The Master Portfolio or any Portfolio may be terminated by (1) "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Master Portfolio or the affected Portfolio, respectively, or (2) if there are fewer than 100 record owners of a beneficial interest in the Master Portfolio or of such terminating Portfolio, the Trustees pursuant to written notice to the record owners of the Master Portfolio or the affected Portfolio. The Trustees may cause (i) the Master Portfolio or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or company, (ii) the beneficial interests of a record owner in the Master Portfolio or any Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to Section 10.4 of Article X of the Master Portfolio's Agreement and Declaration of Trust, or (iii) the beneficial interests of a record owner of the Master Portfolio to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

        The Agreement and Declaration of Trust provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Agreement and Declaration of Trust provides that the Trustees and officers will be indemnified by the Master Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Master Portfolio, unless, as to liability to the Master Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
---------------------------------------------------------

        Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended.

        Information on the method followed by the Portfolios in determining their net asset value and the timing of such determination is incorporated by reference from the section entitled "Net Asset Value Determination" in the Feeder's Part B. See also Item 7 in Part A.

        Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. Each Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which each Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of that Portfolio at the beginning of the period.

        Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.

ITEM 19.  TAXATION OF THE PORTFOLIO.
------------------------------------

        Information on the taxation of the Portfolios is incorporated by reference from the section entitled "Dividends, Distributions and Tax Matters" in the Feeder's Part B.

ITEM 20.  UNDERWRITERS.
-----------------------

        Not applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------

        Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
-------------------------------

        The audited financial statements of the Resources Portfolio and the Consumer Products Portfolio for the fiscal year ended October 31, 2000, are included herein, in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

SCHEDULE OF INVESTMENTS

October 31, 2000

                                                    MARKET
                                        SHARES       VALUE
DOMESTIC COMMON STOCKS-65.29%
AUTO PARTS & EQUIPMENT-1.15%
IMPCO Technologies, Inc.(a)              15,800   $   311,062
=============================================================
CHEMICALS-1.58%
Du Pont (E. I.) de Nemours & Co.          4,669       211,856
-------------------------------------------------------------
Solutia Inc.                             16,800       214,200
=============================================================
                                                      426,056
=============================================================
ELECTRIC COMPANIES-2.61%
Avista Corp.                             25,000       560,937
-------------------------------------------------------------
Southern Energy, Inc.(a)                  5,200       141,700
=============================================================
                                                      702,637
=============================================================
ELECTRICAL EQUIPMENT-3.49%
Active Power, Inc.(a)                     6,300       240,187
-------------------------------------------------------------
Capstone Turbine Corp.(a)                 3,600       199,800
-------------------------------------------------------------
Electric Fuel Corp.(a)                   55,000       501,875
=============================================================
                                                      941,862
=============================================================
ELECTRONICS (INSTRUMENTATION)-2.32%
Hydrogencis Corp.(a)                      8,800       106,150
-------------------------------------------------------------
Proton Energy Systems, Inc.(a)           19,400       518,950
=============================================================
                                                      625,100
=============================================================
NATURAL GAS-15.37%
Dynegy Inc.-Class A                      25,000     1,157,812
-------------------------------------------------------------
El Paso Energy Corp.                     10,000       626,875
-------------------------------------------------------------
Enron Corp.                              19,700     1,616,631
-------------------------------------------------------------
Equitable Resources, Inc.                 8,500       493,000
-------------------------------------------------------------
TNPC, Inc.(a)                            15,000       249,375
=============================================================
                                                    4,143,693
=============================================================
OIL & GAS (DRILLING & EQUIPMENT)-7.55%
BJ Services Co.(a)                       12,400       650,225
-------------------------------------------------------------
Chiles Offshore, Inc.(a)                 13,000       208,000
-------------------------------------------------------------
Cooper Cameron Corp.(a)                   7,800       425,100
-------------------------------------------------------------
Oceaneering International, Inc.(a)       15,500       217,969
-------------------------------------------------------------
RPC, Inc.                                 5,200        64,675
-------------------------------------------------------------
Schlumberger Ltd.                         5,500       418,688
-------------------------------------------------------------
Transocean Sedco Forex Inc.                 952        50,456
=============================================================
                                                    2,035,113
=============================================================
OIL & GAS (EXPLORATION &
  PRODUCTION)-19.95%
Anadarko Petroleum Corp.                 15,000       960,750
-------------------------------------------------------------
Apache Corp.                             15,000       829,688
-------------------------------------------------------------
Barrett Resources Corp.(a)               15,600       567,450
-------------------------------------------------------------
BP Prudhoe Bay Royalty Trust            100,000     1,206,250
-------------------------------------------------------------
Cross Timbers Oil Co.                    30,000       564,375
-------------------------------------------------------------

                                                    MARKET
                                        SHARES       VALUE
OIL & GAS (EXPLORATION &
  PRODUCTION)-(CONTINUED)
EOG Resources, Inc.                      21,300   $   838,688
-------------------------------------------------------------
Triton Energy Ltd.(a)                    13,400       412,050
=============================================================
                                                    5,379,251
=============================================================
OIL & GAS (REFINING & MARKETING)-1.84%
Valero Energy Corp.                      15,000       495,938
=============================================================
OIL (DOMESTIC INTEGRATED)-2.86%
Conoco Inc.-Class B                      28,326       770,113
=============================================================
OIL (INTERNATIONAL INTEGRATED)-5.86%
Chevron Corp.                            10,000       821,250
-------------------------------------------------------------
Exxon Mobil Corp.                         8,492       757,380
=============================================================
                                                    1,578,630
=============================================================
PAPER & FOREST PRODUCTS-0.71%
International Paper Co.                   5,200       190,450
=============================================================
    Total Domestic Common Stocks (Cost
      $16,236,311)                                 17,599,905
=============================================================
FOREIGN STOCKS & OTHER EQUITY
  INTERESTS-29.84%
BELGIUM-1.15%
Solvay S.A. (Chemicals-Diversified)       6,100       310,606
=============================================================
CANADA-19.81%
Alberta Energy Co. Ltd. (Oil &
  Gas-Exploration & Production)          20,000       736,594
-------------------------------------------------------------
Anderson Exploration Ltd.
  (Oil-Domestic Integrated)(a)           30,000       549,990
-------------------------------------------------------------
Baytex Energy Ltd. (Oil &
  Gas-Exploration & Production)(a)       30,000       225,889
-------------------------------------------------------------
Cypress Energy Inc.-Class A (Oil &
  Gas-Exploration & Production)(a)       75,000       356,020
-------------------------------------------------------------
European Goldfields Ltd. (Metals
  Mining)(a)                             44,000        50,416
-------------------------------------------------------------
Nexen Inc. (Oil & Gas-Exploration &
  Production)                            17,700       424,740
-------------------------------------------------------------
Petro-Canada (Oil-Domestic Integrated)   10,000       209,520
-------------------------------------------------------------
Placer Dome Inc. (Gold & Precious
  Metals Mining)                         64,700       531,203
-------------------------------------------------------------
Stuart Energy Systems (Engineering &
  Construction)(a)                       55,000       831,860
-------------------------------------------------------------
Talisman Energy Inc. (Oil &
  Gas-Exploration & Production)(a)       35,000     1,098,835
-------------------------------------------------------------
Westcoast Energy Inc. (Natural Gas)      14,500       322,792
=============================================================
                                                    5,337,859
=============================================================
DENMARK-2.29%
Vestas Wind Systems A.S.
  (Manufacturing-Specialized)            11,400       617,488
=============================================================
FRANCE-3.72%
Air Liquide S.A.
  (Chemicals-Specialty)(a)                3,960       468,139
-------------------------------------------------------------

                                                    MARKET
                                        SHARES       VALUE
FRANCE-(CONTINUED)
Bouygues Offshore S.A.-ADR (Oil &
  Gas-Drilling & Equipment)              21,700   $   534,362
=============================================================
                                                    1,002,501
=============================================================
IRELAND-1.11%
Jefferson Smurfit Group PLC-ADR
  (Containers & Packaging-Paper)         16,500       299,063
=============================================================
UNITED KINGDOM-1.76%
Enterprise Oil PLC (Oil &
  Gas-Exploration & Production)          60,000       474,608
=============================================================
    Total Foreign Stocks & Other
      Equity Interests (Cost
      $7,854,729)                                   8,042,125
=============================================================

                                                    MARKET
                                        SHARES       VALUE
MONEY MARKET FUNDS-4.37%
STIC Liquid Assets Portfolio(b)         588,613   $   588,613
-------------------------------------------------------------
STIC Prime Portfolio(b)                 588,613       588,613
=============================================================
    Total Money Market Funds (Cost
      $1,177,226)                                   1,177,226
=============================================================
TOTAL INVESTMENTS-99.50% (Cost
  $25,268,266)                                     26,819,256
=============================================================
OTHER ASSETS LESS LIABILITIES-0.50%                   135,040
=============================================================
NET ASSETS-100.00%                                $26,954,296
_____________________________________________________________
=============================================================

Investment Abbreviations:

ADR - American Depositary Receipt

Notes to Schedule of Investments:

(a)Non-income producing security.
(b)The money market fund and the Fund are affiliated by having the same investment advisor.

See Notes to Financial Statements.
 8

STATEMENT OF ASSETS AND LIABILITIES

October 31, 2000

ASSETS:
Investments, at value (cost $25,268,266)*       $26,819,256
-----------------------------------------------------------
Foreign currencies, at value (cost $227,873)        228,354
-----------------------------------------------------------
Receivables for dividends and interest               15,263
-----------------------------------------------------------
Collateral for securities loaned                    326,069
===========================================================
    Total assets                                 27,388,942
___________________________________________________________
===========================================================
LIABILITIES:
Payables for:
  Investments purchased                             105,600
-----------------------------------------------------------
  Collateral upon return of securities loaned       326,069
-----------------------------------------------------------
Accrued custodian fees                                2,977
===========================================================
    Total liabilities                               434,646
===========================================================
Net assets applicable to beneficial interest
  outstanding                                   $26,954,296
___________________________________________________________
===========================================================

* At October 31, 2000, securities with an aggregate market value of $319,675 were on loan to brokers.
STATEMENT OF OPERATIONS
Year ended October 31, 2000

INVESTMENT INCOME:
  Dividends (net of $20,402 foreign withholding
    tax)                                         $  538,824
-----------------------------------------------------------
  Dividends from affiliated money market funds      112,419
-----------------------------------------------------------
  Interest                                            4,554
-----------------------------------------------------------
  Securities lending                                 13,297
===========================================================
    Total investment income                         669,094
-----------------------------------------------------------
EXPENSES:
Advisory and administrative fees                    220,467
-----------------------------------------------------------
Custodian fees                                       12,555
-----------------------------------------------------------
Printing fees                                         1,012
-----------------------------------------------------------
Professional fees                                     3,005
-----------------------------------------------------------
Other                                                   277
-----------------------------------------------------------
    Total expenses                                  237,316
-----------------------------------------------------------
Less: Fees waived                                  (188,853)
-----------------------------------------------------------
    Net expenses                                     48,463
-----------------------------------------------------------
Net investment income                               620,631
===========================================================
REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENT SECURITIES AND FOREIGN CURRENCIES:
Net realized gain (loss) from:
  Investment securities                            (359,827)
-----------------------------------------------------------
  Foreign currencies                                (80,004)
-----------------------------------------------------------
                                                   (439,831)
-----------------------------------------------------------
Change in net unrealized appreciation
  (depreciation) of:
-----------------------------------------------------------
  Investment securities                             603,678
-----------------------------------------------------------
  Foreign currencies                                   (630)
-----------------------------------------------------------
                                                    603,048
===========================================================
Net gain from investment securities and foreign
  currencies                                        163,217
===========================================================
Net increase in net assets resulting from
  operations                                     $  783,848
___________________________________________________________
===========================================================

See Notes to Financial Statements.

STATEMENT OF CHANGES IN NET ASSETS

For the years ended October 31, 2000 and 1999

                                                                  2000           1999
                                                              ------------   ------------
OPERATIONS:
  Net investment income                                       $    620,631   $    758,262
-----------------------------------------------------------------------------------------
  Net realized gain (loss) from investment securities and
    foreign currencies                                            (439,831)    (1,210,414)
-----------------------------------------------------------------------------------------
  Net change in unrealized appreciation of investment
    securities and foreign currencies                              603,048      5,873,515
=========================================================================================
    Net increase (decrease) in net assets resulting from
      operations                                                   783,848      5,421,363
=========================================================================================
BENEFICIAL INTEREST TRANSACTIONS:
  Contributions                                                  4,203,783     14,462,412
-----------------------------------------------------------------------------------------
  Withdrawals                                                  (14,349,724)   (36,097,384)
=========================================================================================
    Net increase (decrease) from beneficial interest
      transactions                                             (10,145,941)   (21,634,972)
=========================================================================================
Total increase (decrease) in net assets                         (9,362,093)   (16,213,609)
=========================================================================================
NET ASSETS:
  Beginning of year                                             36,316,389     52,529,998
=========================================================================================
  End of year                                                 $ 26,954,296   $ 36,316,389
_________________________________________________________________________________________
=========================================================================================

See Notes to Financial Statements.
 10

NOTES TO FINANCIAL STATEMENTS

October 31, 2000

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

The Resources Portfolio (the "Portfolio") is organized as a Delaware business trust which is registered under the 1940 Act as an open-end management investment company.
  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by the Fund and the Portfolio in the preparation of its financial statements.

A. Security Valuations -- A security listed or traded on an exchange (except convertible bonds) is valued at its last sales price as of the close of the customary trading session on the exchange where the security is principally traded, or lacking any sales on a particular day, the security is valued at the closing bid price on that day. Each security reported on the NASDAQ National Market System is valued at the last sales price as of the close of the customary trading session on the valuation date or absent a last sales price, at the closing bid price. Debt obligations (including convertible bonds) are valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate and maturity date. Securities for which market prices are not provided by any of the above methods are valued based upon quotes furnished by independent sources and are valued at the last bid price in the case of equity securities and in the case of debt obligations, the mean between the last bid and asked prices. Securities for which market quotations are not readily available or are questionable are valued at fair value as determined in good faith by or under the supervision of the Trust's officers in a manner specifically authorized by the Board of Trustees. Short-term obligations having 60 days or less to maturity are valued at amortized cost which approximates market value. For purposes of determining net asset value per share, futures and option contracts generally will be valued 15 minutes after the close of the customary trading session of the New York Stock Exchange ("NYSE").

    Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of the customary trading session of the NYSE which would not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Board of Trustees.

B. Securities Transactions and Investment Income -- Securities transactions are accounted for on a trade date basis. Realized gains or losses on sales are computed on the basis of specific identification of the securities sold. Interest income is recorded on the accrual basis from settlement date. Dividend income is recorded on the ex-dividend date.

C. Federal Income Taxes -- The Fund intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and, as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) which is distributed to shareholders. Therefore, no provision for federal income taxes is recorded in the financial statements.

D. Foreign Currency Translations -- Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Fund does not separately account for the portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

E. Foreign Currency Contracts -- A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Portfolio may enter into a foreign currency contract to attempt to minimize the risk to the Portfolio from adverse changes in the relationship between currencies. The Portfolio may also enter into a foreign currency contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of that security. The Portfolio could be exposed to risk if counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

NOTE 2-ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A I M Advisors, Inc. ("AIM") is the Portfolio's investment manager and administrator. The Fund pays AIM investment management and administration fees at an annual rate of 0.725% on the first $500 million of the Fund's average daily net assets, plus 0.70% on the next $500 million of the Fund's average daily net assets, plus 0.675% on the next $500 million of the Fund's average daily net assets, plus 0.65% on the Fund's average daily net assets exceeding $1.5 billion. During the year ended October 31, 2000, AIM waived fees of $188,853.

NOTE 3-BANK BORROWINGS

The Portfolio is a participant in a committed line of credit facility with a syndicate administered by Citibank, N.A. The Portfolio may borrow up to the lesser of (i) $1,000,000,000 or (ii) the limits set by its prospectus for borrowings. The Portfolio and other funds advised by AIM which are parties to the line of credit may borrow on a first come, first served basis. During the year ended October 31, 2000, the Portfolio did not borrow under the line of credit agreement. The funds which are party to the line of credit are charged a commitment fee of 0.09% on the unused balance of the committed line. The commitment fee is allocated among the funds based on their respective average net assets for the period.

NOTE 4-PORTFOLIO SECURITIES LOANED

The Portfolio may lend portfolio securities to the extent of one-third of the Portfolio's total assets. Such loans are secured by collateral equal to no less than the market value, determined daily, of the loaned securities. Such collateral will be cash or debt securities issued or guaranteed by the U.S. Government or any of its agencies. Cash collateral pursuant to these loans is invested in short-term money market instruments or affiliated money market funds. Lending securities entails a risk of loss to the Fund if and to the extent that the market value of the securities loaned were to increase and the borrower did not increase the collateral accordingly, and the borrower fails to return the securities.

  At October 31, 2000, securities with an aggregate value of $319,675 were on loan to brokers. The loans were secured by cash collateral of $326,069 received by the Portfolio and invested in affiliated money market funds as follows:
$163,035 in STIC Liquid Assets Portfolio and $163,034 in STIC Prime Portfolio. For the year ended October 31, 2000, the Portfolio received fees of $13,297 for securities lending.

NOTE 5-INVESTMENT SECURITIES

The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended October 31, 2000 was $29,894,843 and $38,725,160, respectively.

  The amount of unrealized appreciation (depreciation) of investment securities, for tax purposes, as of October 31, 2000 is as follows:

Aggregate unrealized appreciation of
  investment securities                       $ 3,174,505
---------------------------------------------------------
Aggregate unrealized (depreciation) of
  investment securities                        (1,645,733)
=========================================================
Net unrealized appreciation of investment
  securities                                  $ 1,528,772
_________________________________________________________
=========================================================
Cost of investments for tax purposes is
  $25,290,484

NOTE 6-SUPPLEMENTAL DATA

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                           YEAR ENDED OCTOBER 31,
                                                              -------------------------------------------------
                                                               2000      1999      1998       1997       1996
                                                              -------   -------   -------   --------   --------
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in 000's)                          $26,954   $36,316   $52,530   $171,031   $112,049
---------------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss) to average net assets      2.04%     1.70%     0.47%     (0.09)%    (0.07)%
---------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets excluding interest
  expense:
  With expense waivers                                           0.16%     0.52%     0.77%      0.72%      0.73%
---------------------------------------------------------------------------------------------------------------
  Without expense waivers                                        0.78%     0.77%     0.84%      0.82%      0.83%
---------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                           105%      123%      201%       321%        94%
_______________________________________________________________________________________________________________
===============================================================================================================

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Shareholders of AIM Global Resources Portfolio and Board of Trustees of AIM Investment Funds:

                       In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Global Resources Portfolio at October 31, 2000, and the results of its operations, the changes in its net assets and the supplemental data for the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and supplemental data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

                       PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       December 18, 2000

BOARD OF TRUSTEES                            OFFICERS                             OFFICE OF THE FUND

C. Derek Anderson                            Robert H. Graham                     11 Greenway Plaza
President, Plantagenet Capital               Chairman and President               Suite 100
Management, LLC (an investment                                                    Houston, TX 77046
partnership); Chief Executive Officer,       Dana R. Sutton
Plantagenet Holdings, Ltd.                   Vice President and Treasurer         INVESTMENT MANAGER
(an investment banking firm)
                                             Samuel D. Sirko                      A I M Advisors, Inc.
Frank S. Bayley                              Vice President and Secretary         11 Greenway Plaza
Partner, law firm of                                                              Suite 100
Baker & McKenzie                             Melville B. Cox                      Houston, TX 77046
                                             Vice President
Robert H. Graham                                                                  TRANSFER AGENT
President and Chief Executive Officer,       Gary T. Crum
A I M Management Group Inc.                  Vice President                       A I M Fund Services, Inc.
                                                                                  P.O. Box 4739
Ruth H. Quigley                              Carol F. Relihan                     Houston, TX 77210-4739
Private Investor                             Vice President
                                                                                  CUSTODIAN
                                             Mary J. Benson
                                             Assistant Vice President and         State Street Bank and Trust Company
                                             Assistant Treasurer                  225 Franklin Street
                                                                                  Boston, MA 02110
                                             Sheri Morris
                                             Assistant Vice President and         COUNSEL TO THE FUND
                                             Assistant Treasurer
                                                                                  Kirkpatrick & Lockhart LLP
                                             Nancy L. Martin                      1800 Massachusetts Avenue, N.W.
                                             Assistant Secretary                  Washington, D.C. 20036-1800

                                             Ofelia M. Mayo                       COUNSEL TO THE TRUSTEES
                                             Assistant Secretary
                                                                                  Paul, Hastings, Janofsky & Walker LLP
                                             Kathleen J. Pflueger                 Twenty Third Floor
                                             Assistant Secretary                  555 South Flower Street
                                                                                  Los Angeles, CA 90071

                                                                                  DISTRIBUTOR

                                                                                  A I M Distributors, Inc.
                                                                                  11 Greenway Plaza
                                                                                  Suite 100
                                                                                  Houston, TX 77046

                                                                                  AUDITORS

                                                                                  PricewaterhouseCoopers LLP
                                                                                  160 Federal St.
                                                                                  Boston, MA 02110

SCHEDULE OF INVESTMENTS

October 31, 2000

                                                     MARKET
                                       SHARES        VALUE
DOMESTIC COMMON STOCKS-48.40%
AEROSPACE/DEFENSE-1.19%
Boeing Co. (The)                         34,500   $  2,339,531
==============================================================
BANKS (MAJOR REGIONAL)-1.18%
Northern Trust Corp.                     27,300      2,330,737
==============================================================
BEVERAGES (NON-ALCOHOLIC)-2.18%
Pepsi Bottling Group, Inc., (The)        54,300      1,880,137
--------------------------------------------------------------
PepsiCo, Inc.                            50,000      2,421,875
==============================================================
                                                     4,302,012
==============================================================
COMMUNICATIONS EQUIPMENT-1.71%
Cable Design Technologies Corp.(a)       44,700      1,030,894
--------------------------------------------------------------
Corning Inc.                             30,500      2,333,250
==============================================================
                                                     3,364,144
==============================================================
COMPUTERS (HARDWARE)-1.28%
McDATA Corp.-Class B(a)                  30,300      2,525,789
==============================================================
COMPUTERS (PERIPHERALS)-4.03%
Brocade Communications Systems,
  Inc.(a)                                12,100      2,751,237
--------------------------------------------------------------
EMC Corp.(a)                             58,400      5,201,250
==============================================================
                                                     7,952,487
==============================================================
COMPUTERS (SOFTWARE &
  SERVICES)-2.70%
Adobe Systems Inc.                       55,800      4,244,287
--------------------------------------------------------------
Cybear Group(a)                           5,211          3,583
--------------------------------------------------------------
i2 Technologies, Inc.(a)                  6,400      1,088,000
==============================================================
                                                     5,335,870
==============================================================
ELECTRICAL EQUIPMENT-1.24%
General Electric Co.                     44,500      2,439,156
==============================================================
ELECTRONICS (COMPONENT
  DISTRIBUTORS)-0.78%
Arrow Electronics, Inc.(a)               48,000      1,536,000
==============================================================
ELECTRONICS (INSTRUMENTATION)-0.76%
Varian Inc.(a)                           48,300      1,488,244
==============================================================
ELECTRONICS (SEMICONDUCTORS)-1.94%
Analog Devices, Inc.(a)                  31,200      2,028,000
--------------------------------------------------------------
Integrated Device Technology,
  Inc.(a)                                31,900      1,796,369
==============================================================
                                                     3,824,369
==============================================================
ENTERTAINMENT-1.02%
Walt Disney Co. (The)                    56,200      2,012,662
==============================================================
FINANCIAL (DIVERSIFIED)-1.20%
Citigroup Inc.                           45,066      2,371,598
==============================================================

                                                     MARKET
                                       SHARES        VALUE
HEALTH CARE (DRUGS-GENERIC &
  OTHER)-1.50%
Alpharma Inc.-Class A                    11,300   $    438,581
--------------------------------------------------------------
Andrx Group(a)                           35,000      2,520,000
==============================================================
                                                     2,958,581
==============================================================
HEALTH CARE (DRUGS-MAJOR
  PHARMACEUTICALS)-1.69%
Pfizer Inc.                              76,900      3,321,119
==============================================================
HEALTH CARE (MANAGED CARE)-2.95%
UnitedHealth Group Inc.                  53,200      5,818,750
==============================================================
HEALTH CARE (SPECIALIZED
  SERVICES)-2.06%
Laboratory Corp. of America
  Holdings(a)                            10,300      1,389,212
--------------------------------------------------------------
Quest Diagnostics Inc.(a)                27,800      2,675,750
==============================================================
                                                     4,064,962
==============================================================
INVESTMENT BANKING/BROKERAGE-2.08%
Lehman Brothers Holdings Inc.            22,800      1,470,600
--------------------------------------------------------------
Morgan Stanley Dean Witter & Co.         32,700      2,626,219
==============================================================
                                                     4,096,819
==============================================================
INVESTMENT MANAGEMENT-1.22%
Alliance Capital Management Holding
  L.P.                                   50,000      2,400,000
==============================================================
NATURAL GAS-2.40%
Dynegy Inc.-Class A                     102,400      4,742,400
==============================================================
OIL & GAS (DRILLING &
  EQUIPMENT)-6.50%
BJ Services Co.(a)                       38,200      2,003,113
--------------------------------------------------------------
ENSCO International Inc.                 81,300      2,703,225
--------------------------------------------------------------
Global Marine, Inc.(a)                   54,600      1,446,900
--------------------------------------------------------------
Marine Drilling Cos., Inc.(a)            81,700      1,950,588
--------------------------------------------------------------
Nabors Industries, Inc.(a)               35,100      1,786,590
--------------------------------------------------------------
Patterson Energy, Inc.(a)                39,900      1,122,188
--------------------------------------------------------------
Schlumberger Ltd.                         6,200        471,975
--------------------------------------------------------------
Smith International, Inc.(a)             19,000      1,339,500
==============================================================
                                                    12,824,079
==============================================================
OIL & GAS (EXPLORATION &
  PRODUCTION)-1.15%
Anadarko Petroleum Corp.                 35,444      2,270,188
==============================================================
OIL & GAS (REFINING &
  MARKETING)-0.58%
Valero Energy Corp.                      34,400      1,137,350
==============================================================
POWER PRODUCERS (INDEPENDENT)-1.32%
Calpine Corp.(a)                         32,900      2,597,044
==============================================================
RESTAURANTS-0.68%
Brinker International, Inc.(a)           34,000      1,334,500
==============================================================

                                                     MARKET
                                       SHARES        VALUE
RETAIL (COMPUTERS &
  ELECTRONICS)-1.43%
CDW Computer Centers, Inc.(a)            43,600   $  2,809,475
==============================================================
SAVINGS & LOAN COMPANIES-0.88%
Washington Mutual, Inc.                  39,300      1,729,200
==============================================================
SERVICES (DATA PROCESSING)-0.75%
DST Systems, Inc.(a)                     10,300        634,738
--------------------------------------------------------------
Learning Tree International, Inc.(a)     18,600        841,650
==============================================================
                                                     1,476,388
==============================================================
    Total Domestic Common Stocks
      (Cost $76,728,667)                            95,403,454
==============================================================
FOREIGN STOCKS & OTHER EQUITY
  INTERESTS-39.50%
AUSTRALIA-1.07%
Australia & New Zealand Banking
  Group Ltd. (Banks-Major
  Regional)(a)                          284,700      2,102,933
==============================================================
BELGIUM-0.28%
ICOS Vision Systems Corp. N.V.
  (Equipment- Semiconductor)(a)          18,100        541,869
==============================================================
CANADA-2.55%
Anderson Exploration Ltd.
  (Oil-Domestic Integrated)(a)          132,300      2,425,457
--------------------------------------------------------------
Bombardier Inc.-Class B
  (Aerospace/Defense)                   143,700      2,253,398
--------------------------------------------------------------
Dynetek Industries Ltd.
  (Manufacturing-Diversified)(a)         76,100        373,699
==============================================================
                                                     5,052,554
==============================================================
DENMARK-1.69%
Novo Nordisk A.S.-Class B (Health
  Care-Drugs- Generic & Other)(a)        11,200      2,375,533
--------------------------------------------------------------
Vestas Wind Systems A.S.
  (Manufacturing- Specialized)           17,700        958,731
==============================================================
                                                     3,334,264
==============================================================
FRANCE-8.17%
Alcatel Optronics S.A.
  (Communications Equipment)(a)          11,000        654,394
--------------------------------------------------------------
Assurances Generales de France
  (Insurance-Multi-Line)                 27,200      1,488,872
--------------------------------------------------------------
Aventis S.A.
  (Chemicals-Diversified)(a)             35,700      2,575,228
--------------------------------------------------------------
Azeo (Ez-Gaz it Eaux) (Investments)      17,300      1,123,146
--------------------------------------------------------------
Banque Nation de Paris (Banks-Major
  Regional), Wts., expiring
  07/15/02(b)                             5,460         26,180
--------------------------------------------------------------
BNP Paribas (Banks-Major Regional)       21,100      1,819,302
--------------------------------------------------------------
Bouygues Offshore S.A. (Oil &
  Gas-Drilling & Equipment)              29,800      1,466,807
--------------------------------------------------------------
Remy Cointreau S.A.
  (Beverages-Alcoholic)                  32,200      1,076,665
--------------------------------------------------------------
Sanofi-Synthelabo S.A. (Health
  Care-Drugs- Generic & Other)           43,400      2,283,547
--------------------------------------------------------------
Societe Television Francaise 1
  (Broadcasting- Television, Radio &
  Cable)                                 30,000      1,637,046
--------------------------------------------------------------

                                                     MARKET
                                       SHARES        VALUE
FRANCE-(CONTINUED)
Total Fina Elf S.A.
  (Oil-International Integrated)         13,600   $  1,945,921
==============================================================
                                                    16,097,108
==============================================================
GERMANY-3.20%
Altana A.G. (Health
  Care-Drugs-Generic & Other)            17,400      2,111,611
--------------------------------------------------------------
Bayerische Motoren Werke A.G.
  (Automobiles)(a)                       34,000      1,125,310
--------------------------------------------------------------
Hugo Boss A.G.-Pfd
  (Manufacturing-Specialized)             3,900        986,301
--------------------------------------------------------------
Siemens A.G.
  (Manufacturing-Diversified)            16,300      2,074,949
==============================================================
                                                     6,298,171
==============================================================
IRELAND-1.22%
Elan Corp. PLC-ADR (Health
  Care-Drugs-Generic & Other)(a)         46,400      2,409,900
==============================================================
ISRAEL-0.77%
Teva Pharmaceutical Industries
  Ltd.-ADR (Health
  Care-Drugs-Generic & Other)            25,500      1,507,688
==============================================================
ITALY-1.63%
Bulgari S.p.A. (Consumer-Jewelry,
  Novelties & Gifts)(a)                 103,700      1,220,629
--------------------------------------------------------------
Ente Nazionale Idrocarburi S.p.A.
  (Oil & Gas-Refining &
  Marketing)(a)                         368,000      1,992,494
==============================================================
                                                     3,213,123
==============================================================
JAPAN-2.14%
Furukawa Electric Co., Ltd. (The)
  (Metal Fabricators)                   160,000      4,208,404
==============================================================
NETHERLANDS-4.36%
Heineken N.V. (Beverages-Alcoholic)      35,700      1,938,996
--------------------------------------------------------------
ING Groep N.V. (Insurance Brokers)       31,800      2,183,794
--------------------------------------------------------------
Koninklijke Numico N.V. (Foods)          48,100      2,249,186
--------------------------------------------------------------
Royal Dutch Petroleum Co.
  (Oil-International Integrated)         37,600      2,230,137
==============================================================
                                                     8,602,113
==============================================================
NORWAY-1.35%
Norsk Hydro A.S.A.
  (Chemicals-Diversified)                66,900      2,660,742
==============================================================
SWEDEN-0.57%
Swedish Match A.B. (Tobacco)            329,500      1,131,124
==============================================================
SWITZERLAND-4.93%
Nestle S.A. (Foods)(a)                    1,040      2,155,455
--------------------------------------------------------------
Novartis A.G. (Health
  Care-Diversified)                       2,904      4,406,169
--------------------------------------------------------------
Serono S.A.-Class B (Health
  Care-Drugs-Generic & Other)             1,935      1,740,886
--------------------------------------------------------------
Straumann A.G. (Health
  Care-Specialized Services)                653      1,411,509
==============================================================
                                                     9,714,019
==============================================================
UNITED KINGDOM-5.57%
Aggreko PLC (Services-Facilities &
  Environmental)                        187,700      1,005,259
--------------------------------------------------------------

                                                     MARKET
                                       SHARES        VALUE
UNITED KINGDOM-(CONTINUED)
Bunzl PLC (Paper & Forest Products)     195,400   $  1,117,398
--------------------------------------------------------------
Centrica PLC (Oil & Gas-Exploration
  & Production)                         964,400      3,317,360
--------------------------------------------------------------
Shell Transport & Trading Co.
  (Oil-International Integrated)        253,700      2,041,781
--------------------------------------------------------------
Spirent PLC (Communications
  Equipment)                            158,000      1,465,362
--------------------------------------------------------------
Tesco PLC (Retail-Food Chains)          533,800      2,035,675
==============================================================
                                                    10,982,835
==============================================================
Total Foreign Stocks & Other Equity
  Interests (Cost $72,388,910)                      77,856,847
==============================================================

                        NUMBER
                          OF       EXERCISE   EXPIRATION
                       CONTRACTS    PRICE        DATE
PUT OPTIONS PURCHASED-0.05%
Washington Mutual, Inc.
  (Savings & Loan Companies)
  (Cost $73,342)          385        $45         Dec-00         107,078
=======================================================================

                                        SHARES
MONEY MARKET FUNDS-6.76%
STIC Liquid Assets Portfolio(c)        6,664,746     6,664,746
--------------------------------------------------------------
STIC Prime Portfolio(c)                6,664,746     6,664,746
==============================================================
    Total Money Market Funds
      (Cost $13,329,492)                            13,329,492
==============================================================
TOTAL INVESTMENTS-94.71%
  (Cost $162,520,411)                              186,696,871
==============================================================
OTHER ASSETS LESS LIABILITIES-5.29%                 10,422,227
==============================================================
NET ASSETS-100.00%                                $197,119,098
______________________________________________________________
==============================================================

Investment Abbreviations:

ADR   - American Depositary Receipt
Ltd.  - Limited
Pfd.  - Preferred
Wts.  - Warrants

Notes to Schedule of Investments:

(a)Non-income producing security.
(b)Non-income producing security acquired as part of a unit with or in exchange for other securities.
(c)The money market fund and the Fund are affiliated by having the same investment advisor.

See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

October 31, 2000

ASSETS:
Investments, at value (cost $162,520,411)*     $186,696,871
-----------------------------------------------------------
Foreign currencies, at value (cost
  $7,945,040)                                     7,938,488
-----------------------------------------------------------
Receivables for:
  Investments sold                                4,053,583
-----------------------------------------------------------
  Dividends and interest                            302,831
-----------------------------------------------------------
Collateral for securities loaned                  5,610,412
-----------------------------------------------------------
Other assets                                         14,735
===========================================================
    Total assets                                204,616,920
___________________________________________________________
===========================================================
LIABILITIES:
Payables for:
  Investments purchased                           1,748,139
-----------------------------------------------------------
  Collateral upon return of securities loaned     5,610,412
-----------------------------------------------------------
Accrued advisory fees                               121,196
-----------------------------------------------------------
Accrued custodian fees                               17,608
-----------------------------------------------------------
Accrued operating expenses                              467
===========================================================
    Total liabilities                             7,497,822
===========================================================
Net assets applicable to beneficial interest
  outstanding                                  $197,119,098
___________________________________________________________
===========================================================

* At October 31, 2000, securities with an aggregate market value of $5,500,404 were on loan to brokers.

STATEMENT OF OPERATIONS

Year ended October 31, 2000

INVESTMENT INCOME:
  Dividends (net of $196,505 foreign
    withholding tax)                           $  1,497,717
-----------------------------------------------------------
  Dividends from affiliated money market
    funds                                           633,924
-----------------------------------------------------------
  Interest                                           21,592
-----------------------------------------------------------
  Securities lending                                 66,393
===========================================================
    Total investment income                       2,219,626
===========================================================
EXPENSES:
Advisory and administrative fees                  1,507,384
-----------------------------------------------------------
Custodian fees                                       88,805
-----------------------------------------------------------
Printing fees                                         1,319
-----------------------------------------------------------
Professional                                          6,150
-----------------------------------------------------------
Other expenses                                        1,394
-----------------------------------------------------------
    Total expenses                                1,605,052
-----------------------------------------------------------
Less: Expense reimbursed                             (7,469)
-----------------------------------------------------------
    Net expenses                                  1,597,583
-----------------------------------------------------------
Net investment income                               622,043
===========================================================
REALIZED AND UNREALIZED GAIN (LOSS) FROM
  INVESTMENT SECURITIES AND FOREIGN
  CURRENCIES:
Net realized gain from:
  Investment securities                          27,078,834
-----------------------------------------------------------
  Foreign currencies                               (468,568)
-----------------------------------------------------------
                                                 26,610,266
-----------------------------------------------------------
Change in net unrealized appreciation
  (depreciation) of:
-----------------------------------------------------------
  Investment securities                         (15,821,294)
-----------------------------------------------------------
  Foreign currencies                                (81,049)
-----------------------------------------------------------
                                                (15,902,343)
===========================================================
Net gain from investment securities and
  foreign currencies                             10,707,923
===========================================================
Net increase in net assets resulting from
  operations                                   $ 11,329,966
___________________________________________________________
===========================================================

See Notes to Financial Statements.
 8

STATEMENT OF CHANGES IN NET ASSETS

For the years ended October 31, 2000 and 1999

                                                                  2000           1999
                                                              ------------   ------------
OPERATIONS:
  Net investment income                                       $    622,043   $    801,003
-----------------------------------------------------------------------------------------
  Net realized gain on investment and foreign currencies        26,610,266     44,474,962
-----------------------------------------------------------------------------------------
  Net change in unrealized appreciation (depreciation) of
    investment securities and foreign currencies               (15,902,343)    20,709,969
=========================================================================================
    Net increase in net assets resulting from operations        11,329,966     65,985,934
=========================================================================================
BENEFICIAL INTEREST TRANSACTIONS:
  Contributions                                                 15,594,048      4,146,054
-----------------------------------------------------------------------------------------
  Withdrawals                                                  (15,148,719)   (51,401,645)
=========================================================================================
    Net increase (decrease) from beneficial interest
      transactions                                                 445,329    (47,255,591)
=========================================================================================
Total increase in net assets                                    11,775,295     18,730,343
=========================================================================================
NET ASSETS:
  Beginning of year                                            185,343,803    166,613,460
=========================================================================================
  End of year                                                 $197,119,098   $185,343,803
_________________________________________________________________________________________
=========================================================================================

See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

October 31, 2000

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

The Global Consumer Products and Services Portfolio (the "Portfolio") is organized as a Delaware business trust which is registered under the 1940 Act as an open-end management investment company.

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the significant accounting policies followed by the Fund and the Portfolio in the preparation of its financial statements.

A. Security Valuations -- A security listed or traded on an exchange (except convertible bonds) is valued at its last sales price as of the close of the customary trading session on the exchange where the security is principally traded, or lacking any sales on a particular day, the security is valued at the closing bid price on that day. Each security reported on the NASDAQ National Market System is valued at the last sales price as of the close of the customary trading session on the valuation date or absent a last sales price, at the closing bid price. Debt obligations (including convertible bonds) are valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate and maturity date. Securities for which market prices are not provided by any of the above methods are valued based upon quotes furnished by independent sources and are valued at the last bid price in the case of equity securities and in the case of debt obligations, the mean between the last bid and asked prices. Securities for which market quotations are not readily available or are questionable are valued at fair value as determined in good faith by or under the supervision of the Trust's officers in a manner specifically authorized by the Board of Trustees. Short-term obligations having 60 days or less to maturity are valued at amortized cost which approximates market value. For purposes of determining net asset value per share, futures and option contracts generally will be valued 15 minutes after the close of the customary trading session of the New York Stock Exchange ("NYSE").

     Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of the customary trading session of the NYSE which would not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or under the supervision of the Board of Trustees.

B. Securities Transactions and Investment Income -- Securities transactions are accounted for on a trade date basis. Realized gains or losses on sales are computed on the basis of specific identification of the securities sold. Interest income is recorded on the accrual basis from settlement date. Dividend income is recorded on the ex-dividend date.

C. Federal Income Taxes -- The Portfolio intends to comply with the requirements of the Internal Revenue Code necessary to qualify as a regulated investment company and, as such, will not be subject to federal income taxes on otherwise taxable income (including net realized capital gains) which is distributed to shareholders. Therefore, no provision for federal income taxes is recorded in the financial statements.

D. Foreign Currency Translations -- Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Portfolio does not separately account for the portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

E. Foreign Currency Contracts -- A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Portfolio may enter into a foreign currency contract to attempt to minimize the risk to the Portfolio from adverse changes in the relationship between currencies. The Portfolio may also enter into a foreign currency contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of that security. The Portfolio could be exposed to risk if counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

F. Put Options -- The Portfolio may purchase put options. By purchasing a put option, the Portfolio obtains the right (but not the obligation) to sell the option's underlying instrument at a fixed strike price. In return for this right, the Portfolio pays an option premium. The option's underlying instrument may be a security or a futures contract. Put options may be used by the Portfolio to hedge securities it owns by locking in a minimum price at which the Portfolio can sell. If security prices fall, the put option could be exercised to offset all or a portion of the

   Portfolio's resulting losses. At the same time, because the maximum the Portfolio has at risk is the cost of the option, purchasing put options does not eliminate the potential for the Portfolio to profit from an increase in the value of the securities hedged.

NOTE 2-ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

A I M Advisors, Inc. ("AIM") is the Portfolio's investment manager and administrator. The Fund pays AIM investment management and administration fees at an annual rate of 0.725% on the first $500 million of the Fund's average daily net assets, plus 0.70% on the next $500 million of the Fund's average daily net assets, plus 0.675% on the next $500 million of the Fund's average daily net assets, plus 0.65% of the Fund's average daily net assets exceeding $1.5 billion.

NOTE 3-BANK BORROWINGS

The Portfolio is a participant in a committed line of credit facility with a syndicate administered by Citibank, N.A. The Portfolio may borrow up to the lesser of (i) $1,000,000,000 or (ii) the limits set by its prospectus for borrowings. The Portfolio and other funds advised by AIM which are parties to the line of credit may borrow on a first come, first served basis. During the year ended October 31, 2000, the Portfolio did not borrow under the line of credit agreement. The funds which are party to the line of credit are charged a commitment fee of 0.09% on the unused balance of the committed line. The commitment fee is allocated among the funds based on their respective average net assets for the period.

NOTE 4-PORTFOLIO SECURITIES LOANED

The Portfolio may lend portfolio securities to the extent of one-third of the Portfolio's total assets. Such loans are secured by collateral equal to no less than the market value, determined daily, of the loaned securities. Such collateral will be cash or debt securities issued or guaranteed by the U.S. Government or any of its agencies. Cash collateral pursuant to these loans is invested in short-term money market instruments or affiliated money market funds. Lending securities entails a risk of loss to the Fund if and to the extent that the market value of the securities loaned were to increase and the borrower did not increase the collateral accordingly and the borrower fails to return the securities.
  At October 31, 2000, securities with an aggregate value of $5,500,404 were on loan to brokers. The loans were secured by cash collateral of $5,610,412 received by the Portfolio and invested in affiliated money market funds as follows: $2,805,206 in STIC Liquid Assets Portfolio and $2,805,206 in STIC Prime Portfolio. For the year ended October 31, 2000, the Portfolio received fees of $66,393 for securities lending.

NOTE 5-INVESTMENT SECURITIES

The aggregate amount of investment securities (other than short-term securities) purchased and sold by the Portfolio during the year ended October 31, 2000 was $498,299,484 and $505,066,435, respectively.
  The amount of unrealized appreciation (depreciation) of investment securities, for tax purposes, as of October 31, 2000 is as follows:

Aggregate unrealized appreciation of
  investment securities                       $28,244,600
---------------------------------------------------------
Aggregate unrealized (depreciation) of
  investment securities                        (4,198,111)
=========================================================
Net unrealized appreciation of investment
  securities                                  $24,046,489
_________________________________________________________
=========================================================
Cost of investments for tax purposes is $162,650,382.

NOTE 6-SUPPLEMENTAL DATA

Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                             YEAR ENDED OCTOBER 31,
                                                              ----------------------------------------------------
                                                                2000       1999       1998       1997       1996
                                                              --------   --------   --------   --------   --------
RATIOS AND SUPPLEMENTAL DATA:
Net assets, end of period (in 000's)                          $197,119   $185,344   $166,613   $162,616   $170,293
------------------------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets              0.30%      0.44%      0.38%      0.51%      0.39%
------------------------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets excluding interest
  expense:
  With expense waivers                                            0.76%      0.77%      0.74%      0.61%      0.72%
------------------------------------------------------------------------------------------------------------------
  Without expense waivers                                         0.77%      0.78%      0.76%      0.76%      0.83%
------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                            259%       160%       221%       392%       169%
__________________________________________________________________________________________________________________
==================================================================================================================

                       REPORT OF INDEPENDENT ACCOUNTANTS

                       To the Shareholders of AIM Global Consumer Products and Services Portfolio and Board of Trustees of AIM Investment Funds

                       In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AIM Global Consumer Products and Services Portfolio at October 31, 2000, and the results of its operations, the changes in its net assets and the supplemental data for the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and supplemental data (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

                       PRICEWATERHOUSECOOPERS LLP

                       Boston, Massachusetts
                       December 18, 2000

BOARD OF TRUSTEES

C. Derek Anderson
President, Plantagenet Capital
Management, LLC (an investment
partnership); Chief Executive Officer,
Plantagenet Holdings, Ltd.
(an investment banking firm)

Frank S. Bayley
Partner, law firm of
Baker & McKenzie

Robert H. Graham
President and Chief Executive Officer,
A I M Management Group Inc.

Ruth H. Quigley
Private Investor

OFFICERS

Robert H. Graham
Chairman and President

Dana R. Sutton
Vice President and Treasurer

Samuel D. Sirko
Vice President and Secretary

Melville B. Cox
Vice President

Gary T. Crum
Vice President

Carol F. Relihan
Vice President

Mary J. Benson
Assistant Vice President and
Assistant Treasurer

Sheri Morris
Assistant Vice President and
Assistant Treasurer

Nancy L. Martin
Assistant Secretary

Ofelia M. Mayo
Assistant Secretary

Kathleen J. Pflueger
Assistant Secretary

OFFICE OF THE FUND

11 Greenway Plaza
Suite 100
Houston, TX 77046

INVESTMENT MANAGER

A I M Advisors, Inc.
11 Greenway Plaza
Suite 100
Houston, TX 77046

TRANSFER AGENT

A I M Fund Services, Inc.
P.O. Box 4739
Houston, TX 77210-4739

CUSTODIAN

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

COUNSEL TO THE FUND

Kirkpatrick & Lockhart LLP
1800 Massachusetts Avenue, N.W.
Washington, D.C. 20036-1800

COUNSEL TO THE TRUSTEES

Paul, Hastings, Janofsky & Walker LLP
Twenty Third Floor
555 South Flower Street
Los Angeles, CA 90071

DISTRIBUTOR

A I M Distributors, Inc.
11 Greenway Plaza
Suite 100
Houston, TX 77046

AUDITORS

PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110

                            PART C: OTHER INFORMATION
                           GLOBAL INVESTMENT PORTFOLIO

ITEM 23.  EXHIBITS.
-------------------

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

(a)   (1)   -  Agreement and  Declaration of Trust of  Registrant,  dated May 7,
               1998, was filed electronically as an Exhibit to Amendment No. 7 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

      (2) - Amendment No. 1, dated as of September 11, 2000, to Agreement and Declaration of Trust of Registrant, dated May 7, 1998, is filed herewith electronically.

(b)   (1)   -  By-Laws of Registrant was filed  electronically  as an Exhibit to
               Amendment  No. 7 to the  Registration  Statement on Form N-1A, on
               February 26, 1999, and is hereby incorporated by reference.

      (2)   -  Amended   and   Restated   By-Laws   of   Registrant   was  filed
               electronically   as  an  Exhibit  to  Amendment   No.  7  to  the
               Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

      (3) - Amendment to Amended and Restated By-Laws of Registrant, adopted June 15, 1999, was filed electronically as an Exhibit to Amendment No. 9 to the Registration Statement on Form N-1A, on February 29, 2000, and is hereby incorporated by reference.

(c)         -  Provisions  of  instruments  defining  the  rights of  holders of
               Registrant's securities are contained in the Agreement and Declaration of Trust, as amended, Articles II, VI, VII, VIII and IX and By-Laws Articles IV, V, VI, VII and VIII, which were included as part of Exhibits (a)(1) and (b) to Amendment No. 7 to the Registration Statement on Form N-1A, on February 26, 1999, and are hereby incorporated by reference.

(d)   (1)   -  Investment Management and Administration  Contract, dated May 29,
               1998, between Registrant and A I M Advisors, Inc. was filed as an
               Exhibit to Amendment No. 6 to the Registration  Statement on Form
               N-1A, on June 23, 1998.

      (2)   -  Second   Amended   and   Restated   Investment   Management   and
               Administration   Contract,  dated  September  11,  2000,  between
               Registrant   and  A  I  M  Advisors,   Inc.  is  filed   herewith
               electronically.

(e)         -  Revised Underwriting Contracts - None.

(f)         -  Bonus or Profit Sharing Contracts - None.

(g)   (1)   -  Amendment  to Custodian  Contract,  dated  January 26, 1999,  was filed electronically as an Exhibit to Amendment No. 7 to the Registration Statement on Form N-1A, on February 26, 1999, and is hereby incorporated by reference.

      (2) - Master Custodian Contract, dated May 1, 2000, between Registrant and State Street Bank and Trust Company is filed herewith electronically.

      (3) - Amendment, dated May 1, 2000, to Master Custodian Contract, dated May 1, 2000, between Registrant and State Street Bank and Trust Company is filed herewith electronically.

(h)         -  Other Material Contracts - None.

(i)         -  Legal Opinion - None.

(j)         -  Consent of  PricewaterhouseCoopers  LLP, independent auditors, is filed herewith electronically.

(k)         -  Omitted Financial Statements - None.

(l)         -  Initial Capitalization Agreements - None.

(m)         -  Rule 12b-1 Plan - None.

(n)         -  Financial Data Schedules - None.

(o)         -  Rule 18f-3 Plan - None.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.
----------------------------------------------------------------------

      PROVIDE A LIST OR DIAGRAM OF ALL PERSONS DIRECTLY OR INDIRECTLY CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND. FOR ANY PERSON CONTROLLED BY ANOTHER PERSON, DISCLOSE THE PERCENTAGE OF VOTING SECURITIES OWNED BY THE IMMEDIATELY CONTROLLING PERSON OR OTHER BASIS OF THAT PERSON'S CONTROL. FOR EACH COMPANY, ALSO PROVIDE THE STATE OR OTHER SOVEREIGN POWER UNDER THE LAWS OF WHICH THE COMPANY IS ORGANIZED.

      None.

ITEM 25.  INDEMNIFICATION.
--------------------------

      STATE THE GENERAL EFFECT OF ANY CONTRACT, ARRANGEMENTS OR STATUTE UNDER WHICH ANY DIRECTOR, OFFICER, UNDERWRITER OR AFFILIATED PERSON OF THE FUND IS INSURED OR INDEMNIFIED AGAINST ANY LIABILITY INCURRED IN THEIR OFFICIAL CAPACITY, OTHER THAN INSURANCE PROVIDED BY ANY DIRECTOR, OFFICER, AFFILIATED PERSON, OR UNDERWRITER FOR THEIR OWN PROTECTION.

      Article VIII of the Registrant's Agreement and Declaration of Trust, as amended, provides for indemnification of certain persons acting on behalf of the Registrant. Article VIII, Section 8.1 provides that a Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Registrant or any Trustee; provided, however, that nothing contained in the Registrant's Agreement and Declaration of Trust or in the Delaware Business Trust Act shall protect any Trustee against any liability to the Registrant or the Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee.

      Article VIII, Section 3 of the Registrant's By-Laws also provides that every person who is, or has been, a Trustee or Officer of the Registrant to the fullest extent permitted by the Delaware Business Trust Act, the Registrant's By-Laws and other applicable law.

       Section 9 of the Investment Management and Administration Contract between the Registrant and AIM provides that AIM shall not be liable, and each series of the Registrant shall indemnify AIM and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by any series of the Registrant or the Registrant in connection with the matters to which the Investment Management and Administration Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of AIM in the performance by AIM of its duties or from reckless disregard by AIM of its obligations and duties under the Investment Management and Administration Contract.

ITEM 26.    BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.
---------------------------------------------------------------------

      DESCRIBE ANY OTHER BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT OF A SUBSTANTIAL NATURE THAT EACH INVESTMENT ADVISOR, AND EACH DIRECTOR, OFFICER OR PARTNER OF THE ADVISOR, IS OR HAS BEEN ENGAGED WITHIN THE LAST TWO FISCAL YEARS FOR HIS OR HER OWN ACCOUNT OR IN THE CAPACITY OF DIRECTOR, OFFICER, EMPLOYEE, PARTNER, OR TRUSTEE.

      See the material under the headings "Trustees and Executive Officers" and "Management" included in Part B (Statement of Additional Information) of this Amendment. Information as to the Directors and Officers of A I M Advisors, Inc. is included in Schedule A and Schedule D of Part I of the entity's Form ADV (File No. 801-12313), filed with the Securities and Exchange Commission, which is incorporated herein by reference thereto.

ITEM 27.  PRINCIPAL UNDERWRITERS.
---------------------------------

      None.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
-------------------------------------------

        STATE  THE  NAME  AND  ADDRESS  OF  EACH  PERSON  MAINTAINING   PHYSICAL
POSSESSIONS OF EACH ACCOUNT, BOOK, OR OTHER DOCUMENT REQUIRED TO BE MAINTAINED BY SECTION 31(A) [15 U.S.C. 80A-30(A)] AND THE RULES UNDER THAT SECTION.

        Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its advisor A I M Advisors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046, and its custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

ITEM 29.  MANAGEMENT SERVICES.
------------------------------

        PROVIDE A SUMMARY OF THE SUBSTANTIVE PROVISIONS OF ANY MANAGEMENT-RELATED SERVICE CONTRACT NOT DISCUSSED IN PART A OR B, DISCLOSING THE PARTIES TO THE CONTRACT AND THE TOTAL AMOUNT PAID AND BY WHOM FOR THE FUND'S LAST THREE FISCAL YEARS.

        None.

ITEM 30.  UNDERTAKINGS.
-----------------------

        None.

                                   SIGNATURES

        Pursuant to the requirements of Investment Company Act of 1940, the Global Investment Portfolio has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on the 28th day of February, 2001.

                                           GLOBAL INVESTMENT PORTFOLIO



                                           By:  /s/ Robert H. Graham
                                                ----------------------------
                                                Robert H. Graham, President



SIGNATURES                     TITLE                                DATE
----------                     -----                                ----

/s/ Robert H. Graham           Chairman, Trustee & President        February 28, 2001
-------------------------      (Principal Executive Officer)
(Robert H. Graham)

/s/ C. Derek Anderson          Trustee                              February 28, 2001
-------------------------
(C. Derek Anderson)

/s/ Frank S. Bayley            Trustee                              February 28, 2001
-------------------------
(Frank S. Bayley)

/s/ Ruth H. Quigley            Trustee                              February 28, 2001
-------------------------
(Ruth A. Quigley)

/s/ Dana R. Sutton             Vice President & Treasurer           February 28, 2001
-------------------------      (Principal Financial & Accounting
(Dana R. Sutton)               Officer)


                                INDEX TO EXHIBITS
                           GLOBAL INVESTMENT PORTFOLIO

EXHIBIT NUMBER
--------------

(a)(2) Amendment No. 1, dated as of September 11, 2000, to Agreement and Declaration of Trust of Registrant, dated May 7, 1998

(d)(2)       Second   Amended   and   Restated    Investment    Management   and
             Administration   Contract,   dated  September  11,  2000,   between
             Registrant and A I M Advisors, Inc.

(g)(2) Master Custodian Contract, dated May 1, 2000, between Registrant and State Street Bank and Trust Company

(g)(3) Amendment, dated May 1, 2000, to Master Custodian Contract, dated May 1, 2000, between Registrant and State Street Bank and Trust Company

(j)          Consent of PricewaterhouseCoopers LLP, independent auditors